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                                                                    Exhibit 10.5


                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "AGREEMENT") is entered into as of January 1, 2000, between PEC Solutions, Inc., a Delaware corporation (the "Company"), and Paul G. Rice (the "EXECUTIVE").

         WHEREAS, the Executive is currently an employee of the Company; and

         WHEREAS, the Company and the Executive desire to continue the Executive's employment with the Company on the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the legal sufficiency of which is hereby acknowledged, and intending to be legally bound, the Company and the Executive agree as follows:

1. EMPLOYMENT. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue employment with the Company, subject to the terms and conditions of this Agreement.

2.       TITLE AND DUTIES.

         2.1 TITLE. The Executive shall be employed as Chief Operating Officer of the Company.

         2.2 DUTIES. During his employment under this Agreement, the Executive shall have such duties and responsibilities not materially inconsistent with his title and position as may be properly assigned to him from time to time by the Company's Chief Executive Officer. The Executive shall devote full attention and substantially all of his business time to the business and affairs of the Company while employed under this Agreement. The Executive shall use his best efforts to faithfully perform his duties and fulfill his responsibilities hereunder.

3. TERM. This Agreement shall be effective for a term (the "TERM OF THIS AGREEMENT") which shall include: (i) an initial period beginning on January 1, 2000 (the "EFFECTIVE DATE"), and continuing through December 31, 2001, and (ii) immediately after such initial period, successive 12-month renewal periods, through the last day of the renewal period in which the Executive's employment with the Company is terminated as provided in Section 5.



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4.       COMPENSATION AND BENEFITS.

         4.1 BASE SALARY. During the Executive's employment under this Agreement, the Executive shall be entitled to receive a base salary at an annual rate of not less than $203,112, payable in cash in equal periodic installments not less frequent than the periodic installments in effect for payment of salaries to the Company's executives of the same level as the Executive (the "BASE SALARY"). The Base Salary shall be subject to increases pursuant to reviews by the Board of Directors of the Company (the "BOARD OF DIRECTORS"), or a committee appointed by the Board of Directors, at such times as salary reviews are conducted generally for the Company's executives of the same level as the Executive, but in no event less frequent than annually.

         4.2 INCENTIVE STOCK COMPENSATION AND BONUS. During the Executive's employment under this Agreement, the Executive shall be eligible to participate in any stock incentive plans and any bonus plans as may be maintained by the Company from time to time, in whole or in part, for executives of his level. The Executive's awards under such stock incentive plans, and his terms of participation in such bonus plans, shall be determined by the Company, the Board of Directors or such person or administrative body as provided under such plans.

         4.3 BENEFITS. During his employment under this Agreement, the Executive shall be entitled to: (i) participation in such employee retirement and welfare benefit plans, programs, policies and arrangements as maintained by the Company from time to time, in whole or in part, for executives of his level, including but not limited to the Company's employee stock purchase plan (to the extent they become eligible to participate), supplemental retirement plan, and plans providing health benefits, disability benefits, life insurance and sickness and accident insurance; and (ii) paid vacation, holidays, leave of absence, leave for illness, funeral leave and temporary disability leave in accordance with the policies of the Company; and (iii) perquisites as from time to time provided by the Company to executives of his level.

         4.4 EXPENSES. During the Executive's employment under this Agreement, the Company shall reimburse the Executive for ordinary and reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder, provided that the Executive shall limit and account to the Company for such expenses in accordance with the employee business expense policies and practices of the Company.

5.       TERMINATION OF EMPLOYMENT.

         5.1      TERMINATION BY THE COMPANY WITHOUT GOOD CAUSE.

                  5.1.1 TERMINATION BY THE COMPANY WITHOUT GOOD CAUSE. The Company may terminate the Executive's employment under this Agreement without Good Cause at any time by giving notice thereof to the Executive. Upon such termination, the Executive shall be entitled to such compensation as



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                           provided in Section 5.1.2. For purposes of this
                           Agreement, "GOOD CAUSE" means any of the following, as determined by a majority vote of the Board of Directors after notice to the Executive and an opportunity for the Executive to be heard by the Board of Directors:

                           (A) The Executive's conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude;

                           (B)      The Executive's fraud on, or
                                    misappropriation of any funds or property of, the Company;

                           (C) Personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty, by the Executive which involves personal profit;

                           (D) Willful misconduct by the Executive in connection with the performance of his duties, or the Executive's willful failure to perform his duties and responsibilities in the best interests of the Company;

                           (E) The Executive's chronic use of alcohol, drugs or other similar substances affecting his work performance; or

                           (F) Breach by the Executive of any provision of this Agreement or any non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Executive for the benefit of the Company.

                  5.1.2 SEVERANCE PAY. If the Executive's employment under this Agreement is terminated during the Term of this Agreement by the Company without Good Cause, the Executive shall be entitled to continuation in payment of his Base Salary, at the rate in effect immediately before the date of termination, for a period equal to the greater of (A) the period from the day after his last day of employment hereunder through the last day of the Term of this Agreement, or (B) one year; provided that the Executive (a) honors the restrictive covenants as provided in
                           Section 6 of this Agreement and (b) executes a release of all claims arising from his employment by the Company, in such form as may then be used by the Company respecting termination of employees.

         5.2      TERMINATION BY THE COMPANY FOR GOOD CAUSE; DEATH OR
                  DISABILITY.

                  5.2.1 TERMINATION BY THE COMPANY FOR GOOD CAUSE. The Company may terminate the Executive's employment under this Agreement for Good Cause by giving notice thereof to the Executive specifying in reasonable detail the Good Cause based upon which the Company terminates his employment.


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                  5.2.2    TERMINATION UPON DEATH OR DISABILITY. This Agreement
                           shall terminate upon the Executive's death. If the Company determines in good faith that the Executive has a Total and Permanent Disability as defined in this Section, the Company may terminate his employment under this Agreement by notifying the Executive thereof at least 30 days before the effective date of termination. For purposes of this Agreement, "TOTAL AND PERMANENT DISABILITY" means the inability of the Executive to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. If there is any dispute between the parties as to the Executive's Total and Permanent Disability, the Company shall select or approve a physician whose determination as to the Executive's Total and Permanent Disability shall bind the parties hereto.

                  5.2.3 EFFECT OF TERMINATION BY THE COMPANY FOR GOOD CAUSE OR TERMINATION UPON DEATH OR TOTAL AND PERMANENT DISABILITY. If the Executive's employment under this Agreement is terminated by the Company for Good Cause or due to the Executive's death or Total and Permanent Disability, all obligations of the Company under this Agreement shall terminate, except as provided in Section 5.3.

         5.3 PAYMENT OF BASE SALARY UPON TERMINATION. Upon a termination of the Executive's employment under this Agreement for any reason, the Executive shall be entitled to receive his Base Salary earned but unpaid through the date of termination, on or before the day on which the Executive would have been paid such amount if his employment hereunder had not been terminated.

         5.4 NO DUTY TO MITIGATE. The Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.

6.       RESTRICTIVE COVENANTS.

         6.1 CONFIDENTIAL INFORMATION. The Executive shall at all times hold in a fiduciary capacity for the benefit of the Company all secret, confidential or proprietary information, knowledge or data relating to the Company, and all of its businesses, which shall have been obtained by the Executive during his employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement), including, but not limited to, information regarding clients and agents of the Company (the "CONFIDENTIAL INFORMATION"). During the Executive's employment with the Company under this Agreement and after the termination of such employment, the Executive shall not, without the prior written consent of the Company, communicate or divulge any Confidential Information to any Person (as defined in Section 6.5) other than the Company and those designated by it or use any Confidential Information, except for the benefit of the Company,



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                  provided that the Executive may make disclosures to comply with the law or legal process. Immediately upon termination of the Executive's employment with the Company at any time and for any reason, the Executive shall return to the Company all Confidential Information, including, but not limited to, any and all copies, reproductions, notes or extracts of all Confidential Information.

         6.2 SOLICITATION OF EMPLOYEES. During the Term of this Agreement and, if the Executive's employment under this Agreement is terminated for any reason, for two years after the date of such termination, the Executive shall not: (i) solicit, participate in or promote the solicitation of any person who was employed by the Company, at any time during the three-month period prior to the Executive's termination of employment under this Agreement, to leave the employ of the Company; or (ii) on behalf of himself or any other Person, hire, employ or engage any such person. The Executive further agrees that, during such time, if an employee of the Company contacts the Executive about prospective employment, the Executive will inform such employee that he cannot discuss the matter further without informing the Company.

         6.3 SOLICITATION OF CLIENTS. During the Term of this Agreement and, if the Executive's employment under this Agreement is terminated for any reason, for two years after the date of such termination, the Executive shall not, directly or indirectly, solicit, entice or induce any Client (as defined in Section 6.5) of the Company to become a Client of any Person other than the Company, or to modify, curtail or cease its business with the Company, and the Executive will not assist any Person in taking any such action.

         6.4 REMEDIES FOR BREACH. The Executive agrees that damages in the event of any breach of Sections 6.1 through 6.3 by the Executive would be difficult to ascertain. The Executive therefore agrees that, notwithstanding anything in this Agreement to the contrary, including but not limited to the provisions of Section 13, the Company, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach. The Executive hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Company may have.

         6.5 DEFINITIONS. For purposes of Section 6, the following definitions shall apply:

                  6.5.1 "COMPANY." "COMPANY" means PEC Solutions, Inc. and all of its subsidiaries and affiliates.

                  6.5.2 "CLIENT." "CLIENT" means any person, entity (including but not limited to a corporation, partnership or trust), division, business unit, department or agency which, at the time of termination of the Executive's employment hereunder or at any time within two years prior thereto, shall have



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                           purchased goods or services from the Company or shall
                           have contacted with the Company to purchase goods or services from the Company.

                  6.5.3 "PERSON." "PERSON" means any individual or entity, including but not limited to any corporation, trust, sole proprietorship, joint venture or partnership.

         6.6 SURVIVAL OF SECTION 6. The Executive agrees that the nondisclosure, nonemployment and nonsoliciation agreements in this Section 6 each constitute separate agreements independently supported by good and adequate consideration and, notwithstanding anything in this Agreement to the contrary, shall be severable from the other provisions of, and shall survive, this Agreement.

7. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, to the Company's principal executive offices.

8. WITHHOLDING TAXES. The Company shall have the right, to the extent permitted or required by law, to withhold from any payment of any kind due to the Executive under this Agreement to satisfy the tax withholding obligations of the Company under applicable law.

9. SUCCESSORS AND ASSIGNS. The rights, duties and obligations of a party hereunder may not be assigned, delegated or assumed without the prior written consent of the other party, provided that the Company may assign this Agreement to any subsidiary thereof, without the Executive's consent, and such assignment shall not constitute, a termination of his employment hereunder. Nothing herein shall cause a termination of this Agreement upon the acquisition, reorganization, or merger of the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors or permitted assigns. Nothing herein shall be construed to confer upon any person not a party hereto any right, remedy or claim under or by reason of this Agreement.

10. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the Executive and the Company with respect to the subject matter hereof and supersedes and voids any and all prior agreements or understandings, written or oral, regarding the subject matter hereof.

11. AMENDMENT AND WAIVER. This Agreement may not be changed, modified, or discharged orally, but only by an instrument in writing signed by the parties. No waiver of any term or condition of this Agreement shall be effective unless agreed to in writing between the parties.

12. GOVERNING LAW AND SEVERABILITY. This Agreement shall be governed by the laws of the Commonwealth of Virginia (without giving effect to choice of law principles or rules thereof that would cause the application of the laws of any jurisdiction other than the State of Virginia) and the invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision. Any provision of this



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         Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining portion of such provision or the other provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. ARBITRATION. DISPUTES REGARDING THE EXECUTIVE'S EMPLOYMENT WITH THE COMPANY, INCLUDING, WITHOUT LIMITATION, ANY DISPUTE UNDER THIS AGREEMENT WHICH CANNOT BE RESOLVED BY NEGOTIATIONS BETWEEN THE COMPANY AND THE EXECUTIVE, BUT EXCLUDING ANY DISPUTES REGARDING EXECUTIVE'S COMPLIANCE WITH SECTION 6, SHALL BE SUBMITTED TO, AND SOLELY DETERMINED BY, FINAL AND BINDING ARBITRATION CONDUCTED BY JAMS/ENDISPUTE, INC.'S ARBITRATION RULES APPLICABLE TO EMPLOYMENT DISPUTES, AND THE PARTIES AGREE TO BE BOUND BY THE FINAL AWARD OF THE ARBITRATOR IN ANY SUCH PROCEEDING. THE ARBITRATOR SHALL APPLY THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITH RESPECT TO THE INTERPRETATION OR ENFORCEMENT OF ANY MATTER RELATING TO THIS AGREEMENT; IN ALL OTHER CASES THE ARBITRATOR SHALL APPLY THE LAWS OF THE STATE SPECIFIED IN COMPANY'S ALTERNATIVE DISPUTE RESOLUTION POLICY AS IN EFFECT FROM TIME TO TIME (IF ANY). ARBITRATION MAY BE HELD IN FAIRFAX COUNTY, VIRGINIA, OR SUCH OTHER PLACE AS THE PARTIES MAY MUTUALLY AGREE, AND SHALL BE CONDUCTED ONLY BY A FORMER JUDGE. JUDGMENT UPON THE AWARD BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.




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         IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first above written.

                                   PEC SOLUTIONS, INC.

                                   By:  /s/ DAVID C. KARLGAARD
                                        ----------------------------------------
                                   Title:  President and Chief Executive Officer

                                   EXECUTIVE

                                   /s/ PAUL G. RICE
                                   ---------------------------------------------
                                   Paul G. Rice



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